Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2020 FOURTH QUARTER AND FULL YEAR

New York, NY, February 25, 2021 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter and year ended December 31, 2020.
Financial Highlights:

Q4 Results: Strong Sequential Improvement Continues
▪Q4 Revenue of $936 million down 9% YoY, improving from down 22% YoY in Q3 and 47% YoY in Q2, and a 26% increase from $744 million in Q3
▪Q4 Revenue benefited from strong digital growth of 53% YoY (Podcast Revenue increased 100% YoY) and significant political advertising
▪GAAP Operating income of $113 million compared to $165 million in the prior-year; a 190% increase from $39 million in Q3
▪Adjusted EBITDA of $265 million compared to $306 million in the prior year; a 64% increase from $162 million in Q3
▪Generated Cash Flows from operating activities of $80 million and Free Cash Flow of $53 million in Q4
▪Cash balance and total available liquidity1 of $721 million and $893 million, respectively, as of December 31, 2020

Full Year 2020
▪Revenue of $2,948 million, declined 20% YoY
–Digital revenue increased 26% YoY, including a 91% increase in podcasting revenue
▪GAAP Operating loss of $1,738 million, driven primarily by non-cash impairment charges in Q1 and the impact of COVID-19
▪Adjusted EBITDA declined to $539 million, compared to $1,001 million in the prior year period
▪Generated Cash Flows from operating activities of $216 million and Free Cash Flow of $131 million

Key Actions and Strategic Developments:

Digital Audio Business to Report Separate Segment Financial Results Starting in Q1 2021
▪Moving to three reportable segments: iHeartMedia Multiplatform Group, iHeartMedia Digital Audio Group and Audio & Media Services
▪Q4 Digital Audio Group revenue of $172 million, up 53.0% YoY and 18.4% of Consolidated Revenue; and Adjusted EBITDA of $61 million (Adjusted EBITDA margin of 35%)

Pending Triton Digital Acquisition Completes Multi-Year Creation of the Only Total Audio Advertising Technology and Data Solution
▪iHeart now positioned to provide complete ad tech solution: hosting/infrastructure, monetization, and measurement
▪Substantial content and distribution synergies: now uniquely able to deliver enhanced monetization in podcasting, digital/streaming radio, and broadcast radio

Dramatically Expanded Trading Liquidity and Public Float for iHeart Class A Stock
▪FCC-Ruling milestone permits Special Warrants to convert to liquid Class A stock
▪Class A share count expanded to 111 million shares from 65 million, with the total market value of Class A shares now at $1.6 billion2

Continued Progress in Achieving Large Structural Cost Improvements to Provide Increased Operating Leverage as Advertising Activity Continues to Recover

1 Total available liquidity defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
2 Based on 111 million Class A Shares post-conversion and closing share price as of February 22, 2021.

Statement from Senior Management

“We are pleased that the Company continues its steady recovery from the COVID-19 downturn -- and it’s particularly rewarding to see the impressive performance from our areas of strategic investment, like Podcasting, SmartAudio, Digital, and Ad Tech. In addition, with our new reportable segments, we will be able to provide additional insights into both our largest segment and our fastest-growing segment, and help highlight the key metrics and impressive performance of each,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “Our company’s continued transformation was further highlighted by our agreement to acquire Triton Digital, which gives iHeartMedia the only total audio advertising technology and data solution in the market, and which we expect will contribute to our continued growth in our digital and data-enhanced revenue.”

“Our swift response to the COVID pandemic and our diligent management of expenses throughout the year enabled us to successfully achieve approximately $250 million of savings in 2020. This cost management enhanced our operating leverage and helped us to achieve Adjusted EBITDA of $265 million in the fourth quarter, which was an improvement of 64% over the third quarter,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc. “The continued sequential improvement of our Revenue, Adjusted EBITDA and Free Cash Flow over the past three quarters has us well positioned for continued recovery into 2021, and our commitment to make the majority of the $200 million of COVID-19 related savings permanent will further enhance the company’s operating leverage as revenue recovers.”

Consolidated Results of Operations
Fourth Quarter 2020 Results
Our financial results for Q4 remained negatively impacted by the COVID-19 pandemic; however, we continued to see significant sequential recovery from our low-point in April 2020. In Q4, revenue was down 8.8% YoY on a reported basis and down 17.0% excluding political revenue. Our Broadcast revenue declined by 19.1%, while Networks declined by 15.6% YoY, and SmartAudio declined by just 5.1%. Sponsorship and Events revenue decreased by $37.3 million or 51.8%, primarily as a result of the postponement or cancellation of events. Digital revenue grew 53.0%, led by continued growth in Podcasting, which increased by 99.8% YoY. Excluding Podcasting, Digital grew 42.3%. Audio & Media Services revenue increased 49.9% on a reported basis and decreased by 5.3% excluding the impact of political revenue.
Direct operating expenses decreased 7.8%, driven primarily by lower variable costs due to lower revenues, including music license fees, events-related expenses, and programming services, and lower employee compensation expenses resulting from cost reduction initiatives.
Selling, General & Administrative ("SG&A") expenses decreased 6.6%, driven by lower employee compensation expenses, sales commissions, travel and entertainment expenses, utilities and maintenance fees, and trade and barter expenses. These expense reductions were primarily a result of the cost savings initiatives we implemented in response to COVID-19. The decrease in SG&A was partially offset by higher bad debt expense.
Corporate expenses decreased 14.3% compared to the prior-year period, primarily as a result of lower employee compensation expenses, including variable incentive expenses and employee benefits, resulting from cost reduction initiatives.
GAAP Operating income of $112.8 million compared to $165.1 million in the fourth quarter of 2019 was driven by lower revenue.
Adjusted EBITDA decreased to $265.5 million compared to $306.1 million in the prior-year period, and increased 64% from $162.1 in Q3.
The Company generated operating cash flow of $79.8 million, compared to $205.4 million in the prior-year period and generated Free Cash Flow of $53.1 million, compared to $175.7 million in the prior-year period. These YoY changes were primarily driven by lower operating cash flow resulting from the negative macroeconomic impact of COVID-19.

Full Year 2020 Results
2020 revenue decreased 20.0%, or $735.3 million YoY, and decreased 23.9% excluding the impact of political revenue. Broadcast revenue declined by 28.1%, while Networks declined by 21.1% YoY, and SmartAudio declined by just 4.1%. Sponsorship and Events revenue decreased by $101.9 million, or 48.6%, primarily as a result of the postponement or cancellation of certain live events. Our Digital revenue grew 26.1%, led by continued growth in Podcasting, which increased by 90.6% YoY. Audio & Media Services revenue increased 16.1% on a reported basis and decreased by 10.3% excluding the impact of political revenue.
Direct operating expenses decreased 7.7% compared to the prior year, driven by lower variable costs due to lower revenue, including music license fees, events-related expenses, and programming services, and lower employee compensation expenses resulting from cost reduction initiatives.

SG&A expenses decreased 7.5% driven by lower employee compensation expenses, sales commissions, travel and entertainment and trade and barter expenses. The decrease in SG&A expenses was partially offset by higher bad debt expense.

Corporate expenses decreased 23.8% compared to the prior-year, primarily as a result of lower employee compensation, including variable incentive expenses and employee benefits, resulting from cost reduction initiatives.

Non-cash goodwill and intangible asset impairment charges of $1,727.9 million recognized in the first quarter of 2020 drove a GAAP Operating loss of $1,737.6 million for the year ended December 31, 2020, compared to GAAP Operating income of $506.7 million in the year ended December 31, 2019. We applied fresh start accounting upon our emergence from bankruptcy in May 2019, at a point when the macroeconomic environment was significantly different than it was in March of 2020. This required stating the Company’s assets and liabilities, including intangible assets and goodwill, at estimated fair values at the time of emergence. These non-cash charges reflected impairments to such goodwill and intangible asset book values and were based on estimates and assumptions regarding the future adverse effects of the COVID-19 pandemic. No impairment charge on goodwill or intangible assets was recognized in the second, third or fourth quarters of 2020. In addition, depreciation and amortization expense was higher as a result of fresh start accounting applied upon our emergence from bankruptcy in May 2019.

Adjusted EBITDA for the year ended December 31, 2020 decreased to $538.7 million compared to $1,000.7 million in the prior-year.
The Company generated operating cash flow of $215.9 million, compared to $461 million in the prior-year period and generated Free Cash Flow of $130.7 million, compared to $349.2 million in the prior-year period.
GAAP and Non-GAAP Measures

(In thousands)	Successor Company
	Three Months Ended December 31,		%
	2020	2019	Change
Revenue	$935,530	$1,026,072	(8.8)%
Operating income	$112,847	$165,126	(31.7)%
Adjusted EBITDA[1]	$265,493	$306,140	(13.3)%
Net income	$2,943	$62,132	(95.3)%
Cash provided by operating activities from continuing operations[2]	$79,784	$205,363	(61.1)%
Free cash flow from continuing operations[1,2]	$53,102	$175,675	(69.8)%

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined[3]
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,	%
	2020	2019	2019	2019	Change
Revenue	$2,948,218	$2,610,056	$1,073,471	$3,683,527	(20.0)%
Operating income (loss)	$(1,737,624)	$439,636	$67,040	$506,676	NM
Adjusted EBITDA[1]	$538,673	$775,549	$225,149	$1,000,698	(46.2)%
Net income (loss)	$(1,915,222)	$113,299	$11,165,113	$11,278,412	NM
Cash provided by (used for) operating activities from continuing operations[2]	$215,945	$468,905	$(7,505)	$461,400	(53.2)%
Free cash flow from (used for) continuing operations[1,2]	$130,740	$392,912	$(43,702)	$349,210	(62.6)%

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow from continuing operations to cash provided by operating activities from continuing operations, (iv) revenue, excluding political advertising revenue, to revenue, (v) Digital revenue, excluding podcasting revenue, to Digital revenue and (vi) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.
2 We made cash interest payments from continuing operations of $86.2 million in the three months ended December 31, 2020, compared to $104.5 million in the three months ended December 31, 2019. We made cash interest payments from continuing operations of $357.2 million in the year ended December 31, 2020, compared to $187.6 million in the year ended December 31, 2019.
3 See Supplemental Disclosure Regarding Non-GAAP Financial Information.

Certain prior period amounts have been reclassified to conform to the 2020 presentation of financial information throughout the press release.

New Reportable Segments

Beginning in Q1 2021, we will report our financial statements based on three reportable segments: iHeartMedia Digital Audio Group, which includes all of our Digital assets including Podcasting; the iHeartMedia Multiplatform Group, which includes our Broadcast radio, Networks and Sponsorships and Events businesses; and our Audio & Media Services Group. These reporting segments reflect how senior management views the Company, align with certain leadership and organizational changes implemented in Q1 2021 and will provide improved visibility into the underlying performances, results, and margin profiles of our distinct businesses. The Digital Audio business today encompasses approximately 16% of the company’s consolidated revenue and approximately 24% of its earnings for the year ended December 31, 2020, and in Q4 2020 revenue grew by 53% year-over-year and Adjusted EBITDA by 74% year-over-year. The company expects that the Digital Audio segment will continue to grow at a higher rate than our other segments and will therefore become a larger part of our business. These segments will continue to report into Bob Pittman, Chairman and CEO, and Rich Bressler, President, COO and CFO
Additionally, beginning on January 1, 2021, Segment Adjusted EBITDA will be the segment profitability metric reported to the Company's Chief Operating Decision Maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is calculated as Revenue less Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses.
We have provided in this press release three years of certain annual financial results assuming the segment change was made as of January 1, 2018 for reference.

Key Initiatives to Improve Cost Structure and Margins
In January 2020, iHeartMedia announced key modernization initiatives designed to take advantage of the significant investments that the Company has made in new technologies to build an improved operating infrastructure to upgrade products and deliver incremental cost efficiencies. This modernization is a multi-pronged set of strategic initiatives that we believe positions the Company for sustainable long-term growth, margin expansion, and value creation for shareholders.

As targeted, our investments in modernization delivered approximately $50 million of in-year savings in 2020, and we remain on track to deliver annualized run-rate cost savings of approximately $100 million by mid-year 2021.

In April 2020, the Company announced approximately $200 million of incremental in-year operating-expense-saving initiatives in response to the weaker economic environment caused by the COVID-19 pandemic. These savings were achieved, driven primarily by the following action steps:

•Reductions in compensation for senior management and other employees
•Suspension of 401(k) matching program
•Significant reduction in new employee hiring and travel and entertainment expenses
•Major reductions of consultant fees and other discretionary expenses
•Continued modernization of Company infrastructure

The total operating expense savings resulting from our modernization initiatives and the operating cost savings initiatives that were developed in response to the impact from the COVID-19 pandemic generated approximately $250 million of cost reductions in 2020. We continue to identify additional efficiencies, including opportunities to further to modernize our organization and to reduce our real estate footprint that will deliver lasting savings in 2021 and beyond.

Liquidity and Financial Position
As of December 31, 2020, we had $720.7 million of cash on our balance sheet. For the year ended December 31, 2020, cash provided by operating activities from continuing operations was $215.9 million, cash used for investing activities by continuing operations was $147.8 million and cash provided by financing activities from continuing operations was $241.2 million.
Capital expenditures related to continuing operations for the year ended December 31, 2020 were $85.2 million compared to $112.2 million in the year ended December 31, 2019. Capital expenditures during the year ended December 31, 2020 consisted primarily of investments in our programmatic platforms and IT software and infrastructure.
On July 16, 2020, iHeartCommunications entered into an amendment to its credit agreement governing the $2.5 billion aggregate principal amount of senior secured term loans to issue $450.0 million of incremental term loan commitments, resulting in net proceeds of $425.8 million, after original issue discount and debt issuance costs. A portion of the proceeds was used to repay the remaining balance outstanding on our ABL Facility of $235.0 million, with the remaining $190.6 million of the proceeds available for general corporate purposes.
As of December 31, 2020, the Company had $6,016.9 million of total debt and $5,296.3 million of net debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, with the exception of the ABL, which matures in 2023, providing structural resilience in the current uncertain macro-environment.
The Company believes its previously announced modernization initiatives and other cost saving actions - in combination with the Company’s resilient capital structure - have substantially expanded the Company’s financial flexibility and liquidity while positioning the Company for further margin improvement as advertising demand continues to normalize.
Update on FCC Petition for Declaratory Ruling
On November 5, 2020, the Company received a Declaratory Ruling from the Federal Communications Commission (the “FCC”) granting the Company’s request to allow up to 100% of the Company’s common stock to be owned by non-U.S. persons, subject to certain conditions contained in the Declaratory Ruling. This ruling provided the critical prerequisite for the Company to proceed to simplify its share classes and enhance the liquidity of its Class A common stock by facilitating the conversion of the Company's Special Warrants into Class A Common Stock.

On January 8, 2021, the Company completed an exchange of Special Warrants, which resulted in the conversion of approximately 45 million Special Warrants into shares of iHeartMedia Class A Common Stock and approximately 22 million Special Warrants into shares of iHeartMedia Class B Common Stock. This exchange substantially expands the Company’s liquidity of our currently tradable Class A Common Stock to 111 million shares, an increase of 72% from its pre-exchange Class A Share count. The total market value of the Company’s Class A shares is $1.6 billion3, based on the closing share price as of February 22, 2021, which represents 76% of the company's fully diluted shares and excludes the value of approximately 29 million outstanding Class B shares and of the approximately 6 million outstanding Special Warrants, which both carry a 1:1 conversion provision to our Class A Common Stock.

3 Based on 111 million Class A Shares post-conversion and closing share price as of February 22, 2021.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Successor Company
	Three Months Ended December 31,		%
	2020	2019	Change
Broadcast Radio[1]	$494,725	$611,794	(19.1)%
Digital	172,168	112,495	53.0%
Networks	135,061	160,072	(15.6)%
Sponsorship and Events	34,599	71,856	(51.8)%
Audio and Media Services[1]	100,232	66,882	49.9%
Other	646	4,989	(87.1)%
Eliminations	(1,901)	(2,016)
Revenue, total[1]	$935,530	$1,026,072	(8.8)%

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,	%
	2020	2019	2019	2019	Change
Broadcast Radio[2]	$1,604,880	$1,575,382	$657,864	$2,233,246	(28.1)%
Digital	474,371	273,389	102,789	376,178	26.1%
Networks	484,950	425,631	189,088	614,719	(21.1)%
Sponsorship and Events	107,654	159,187	50,330	209,517	(48.6)%
Audio and Media Services[2]	274,749	167,292	69,362	236,654	16.1%
Other	9,370	14,211	6,606	20,817	(55.0)%
Eliminations	(7,756)	(5,036)	(2,568)	(7,604)
Revenue, total[2]	$2,948,218	$2,610,056	$1,073,471	$3,683,527	(20.0)%

1 Excluding the impact of the increase in political revenue, Revenue from Broadcast Radio, from Audio and Media Services and in Total decreased by 26.1%, 5.3% and 17.0%, respectively. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.
2 Excluding the impact of the increase in political revenue, Revenue from Broadcast Radio, from Audio and Media Services and in Total decreased by 31.6%, 10.3% and 23.9%, respectively. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results on February 25, 2021, at 4:30 p.m. Eastern Time. The conference call number is (833) 350-1328 (U.S. callers) and (236) 389-2425 (International callers) and the passcode for both is 5754819. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 585-8367 (U.S. callers) and (416) 621-4642 (International callers) and the passcode for both is 5754819. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia, Inc. (Nasdaq: IHRT) is the number one audio company in America based on consumer reach. The Company's leadership position in audio extends across multiple platforms, including through more than 850 live broadcast stations in over 160 markets nationwide; through its iHeartRadio service, which is available across more than 250 platforms and 2,000 devices including smart speakers, smartphones, TVs and gaming consoles; through its influencers; social; live events; podcasting; and other digital products and newsletters. The company uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners, and uses its proprietary SmartAudio suite of data targeting and analytics to provide unique advertising products across all its platforms. More information is available at investor.iheartmedia.com.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
Investors
Mike McGuinness
Executive Vice President of Finance, Deputy Chief Financial Officer and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the anticipated impact of COVID-19 pandemic on our business, financial position and results of operations, expectations regarding economic recovery and the recovery of advertising revenue, financial performance of our new segments, our acquisition of Triton, our expected costs, savings and timing of our modernization initiatives and other capital and operating expense reduction initiatives, our business plans, strategies and initiatives, our expectations about certain markets and our anticipated financial performance and liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related weak or uncertain global economic conditions; the impact of the COVID-19 pandemic; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of our substantial indebtedness; impact of acquisitions, dispositions and other strategic transactions; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection; risk associated with our emergence from the Chapter 11 Cases; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Successor Company
	Three Months Ended December 31,		%
	2020	2019	Change
Revenue	$935,530	$1,026,072	(8.8)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	334,931	363,444	(7.8)%
Selling, general and administrative expenses (excludes depreciation and amortization)	327,156	350,324	(6.6)%
Corporate expenses (excludes depreciation and amortization)	43,547	50,840	(14.3)%
Depreciation and amortization	103,435	94,972	8.9%
Impairment charges	5,517	—	NM
Other operating expense, net	8,097	1,366	492.8%
Operating income	$112,847	$165,126	(31.7)%
Depreciation and amortization	103,435	94,972
Impairment charges	5,517	—
Other operating expense, net	8,097	1,366
Share-based compensation expense	8,134	6,260
Restructuring and reorganization expenses	27,463	38,416
Adjusted EBITDA[1]	$265,493	$306,140	(13.3)%

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined[2]
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,	%
	2020	2019	2019	2019	Change
Revenue	$2,948,218	$2,610,056	$1,073,471	$3,683,527	(20.0)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,163,148	878,956	381,184	1,260,140	(7.7)%
Selling, general and administrative expenses (excludes depreciation and amortization)	1,225,097	897,670	427,230	1,324,900	(7.5)%
Corporate expenses (excludes depreciation and amortization)	144,572	136,171	53,647	189,818	(23.8)%
Depreciation and amortization	402,929	249,623	52,834	302,457	33.2%
Impairment charges	1,738,752	—	91,382	91,382	NM
Other operating expense, net	11,344	8,000	154	8,154	39.1%
Operating income (loss)	$(1,737,624)	$439,636	$67,040	$506,676	NM
Depreciation and amortization	402,929	249,623	52,834	302,457
Impairment charges	1,738,752	—	91,382	91,382
Other operating expense, net	11,344	8,000	154	8,154
Share-based compensation expense	22,862	26,411	498	26,909
Restructuring and reorganization expenses	100,410	51,879	13,241	65,120
Adjusted EBITDA[1]	$538,673	$775,549	$225,149	$1,000,698	(46.2)%

Certain prior period amounts have been reclassified to conform to the 2020 presentation of financial information throughout the press release.

1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow from continuing operations to cash provided by operating activities from continuing operations, (iv) revenue, excluding political advertising revenue, to revenue, (v) Digital revenue, excluding podcasting revenue, to Digital revenue and (vi) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.
2See Supplemental Disclosure Regarding Non-GAAP Financial Information.

TABLE 2 - Statements of Operations

(In thousands)	Successor Company
	Three Months Ended December 31,
	2020	2019
Revenue	$935,530	$1,026,072
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	334,931	363,444
Selling, general and administrative expenses (excludes depreciation and amortization)	327,156	350,324
Corporate expenses (excludes depreciation and amortization)	43,547	50,840
Depreciation and amortization	103,435	94,972
Impairment charges	5,517	—
Other operating expense, net	8,097	1,366
Operating income	112,847	165,126
Interest expense, net	86,131	96,095
Loss on investments, net	(733)	(22,663)
Equity in earnings (loss) of nonconsolidated affiliates	274	(254)
Other expense, net	2,544	3,348
Income from continuing operations before income taxes	28,801	49,462
Income tax benefit (expense)	(25,858)	12,670
Net income	2,943	62,132
Less amount attributable to noncontrolling interest	(523)	751
Net income attributable to the Company	$3,466	$61,381

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,
	2020	2019	2019	2019
Revenue	$2,948,218	$2,610,056	$1,073,471	$3,683,527
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	1,163,148	878,956	381,184	1,260,140
Selling, general and administrative expenses (excludes depreciation and amortization)	1,225,097	897,670	427,230	1,324,900
Corporate expenses (excludes depreciation and amortization)	144,572	136,171	53,647	189,818
Depreciation and amortization	402,929	249,623	52,834	302,457
Impairment charges	1,738,752	—	91,382	91,382
Other operating expense, net	11,344	8,000	154	8,154
Operating income (loss)	(1,737,624)	439,636	67,040	506,676
Interest expense (income), net	343,745	266,773	(499)	266,274
Loss on investments, net	(9,346)	(20,928)	(10,237)	(31,165)
Equity in loss of nonconsolidated affiliates	(379)	(279)	(66)	(345)
Other income (expense), net	(7,751)	(18,266)	23	(18,243)
Reorganization items, net	—	—	9,461,826	9,461,826
Income (loss) from continuing operations before income taxes	(2,098,845)	133,390	9,519,085	9,652,475
Income tax benefit (expense)	183,623	(20,091)	(39,095)	(59,186)
Income (loss) from continuing operations	(1,915,222)	113,299	9,479,990	9,593,289
Income from discontinued operations, net of tax	—	—	1,685,123	1,685,123
Net income (loss)	(1,915,222)	113,299	11,165,113	11,278,412
Less amount attributable to noncontrolling interest	(523)	751	(19,028)	(18,277)
Net income (loss) attributable to the Company	$(1,914,699)	$112,548	$11,184,141	$11,296,689

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for December 31, 2020 and December 31, 2019:

	Successor Company
(In millions)	December 31, 2020	December 31, 2019
Cash	$720.7	$400.3
Total Current Assets	1,619.0	1,416.3
Net Property, Plant and Equipment	811.7	846.9
Total Assets	9,203.0	11,021.1
Current Liabilities (excluding current portion of long-term debt)	683.0	658.5
Long-term Debt (including current portion of long-term debt)	6,016.9	5,765.4
Stockholders' Equity	1,050.8	2,945.4

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow (as defined below) for the three months and years ended December 31, 2020 and 2019, and Net debt as of December 31, 2020. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring and reorganization expenses included within Direct operating expenses, SG&A expenses and Corporate expenses, and share-based compensation expenses included within Corporate expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense (income), net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude (Income) loss from discontinued operations, net of tax, Income tax (benefit) expense, Interest expense (income), net, Depreciation and amortization, Reorganization items, net, (Gain) Loss on investments, net, Other (income) expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense (income), net, Share-based compensation expense, and restructuring and reorganization expenses. Restructuring expenses primarily include severance expenses incurred in connection with cost saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Reorganization expenses primarily include the amortization of retention bonus amounts paid or payable to certain members of management directly as a result of the Reorganization.
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free cash flow from (used for) continuing operations ("Free Cash Flow") as Cash provided by (used for) operating activities from continuing operations less capital expenditures, which is disclosed as Purchases of property, plant and equipment by continuing operations in the Company's Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies. Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
The Company presents digital revenue, excluding podcasting. Due to the high-growth nature of our podcast business, management believes presenting digital revenue, excluding podcasting, provides additional information to investors about the Company's other digital businesses.
We define Net debt as Total debt less Cash and cash equivalents. We define the Net debt to Adjusted EBITDA ratio as Net debt divided by Adjusted EBITDA. The Company uses the Net debt to Adjusted EBITDA ratio to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
We define total available liquidity as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) Free Cash Flow from continuing operations to cash provided by operating activities from continuing operations, (iv) revenue, excluding political advertising revenue, to revenue, (v) Digital revenue, excluding podcasting revenue, to Digital revenue and (vi) Net Debt to Total Debt.
Our Earnings Call on February 25, 2021 may present guidance that includes forecasted Revenue and Adjusted EBITDA. The forecasted Adjusted EBITDA provided on such is presented on a non-GAAP basis, as defined under SEC rules. A full reconciliation of the forecasted Adjusted EBITDA on a non-GAAP basis to its most-directly comparable GAAP metric, Operating Income, cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant the items required for the reconciliation.

Predecessor - Successor Presentation
Our financial results for the periods from January 1, 2019 through May 1, 2019 are referred to as those of the “Predecessor” period. Our financial results for the period from May 2, 2019 through December 31, 2019, the three months ended December 31, 2020 and the year ended December 31, 2020 are referred to as those of the “Successor” period. Our results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report on our results for the period from January 1, 2019 through May 1, 2019 and the period from May 2, 2019 through December 31, 2019 separately, management views the Company’s operating results for the three and twelve months ended December 31, 2019 by combining the results of the applicable Predecessor and Successor periods because such presentation provides the most meaningful comparison to our results in the three months and year ended December 31, 2019.
The Company cannot adequately benchmark the operating results of the period from May 2, 2019 through December 31, 2019 against any of the current periods reported in its Consolidated Financial Statements without combining it with the period from January 1, 2019 through May 1, 2019 and does not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding the Company’s overall operating performance. Management believes that the key performance metrics such as revenue, operating income and Adjusted EBITDA for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting our results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables and discussion below also present the combined results for the three months and year ended December 31, 2019.
The combined results for the year ended December 31, 2019, which we refer to herein as the results for the "year ended December 31, 2019" represent the sum of the reported amounts for the Predecessor period from January 1, 2019 through May 1, 2019 and the Successor period from May 2, 2019 through December 31, 2019. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. The combined operating results do not reflect the actual results we would have achieved absent our emergence from bankruptcy and may not be indicative of future results.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(In thousands)	Successor Company
	Three Months Ended December 31,		Three Months Ended September 30,
	2020	2019	2020
Operating income	$112,847	$165,126	$39,395
Depreciation and amortization	103,435	94,972	99,379
Impairment charges	5,517	—	—
Other operating expense, net	8,097	1,366	1,675
Share-based compensation expense	8,134	6,260	5,885
Restructuring and reorganization expenses	27,463	38,416	15,790
Adjusted EBITDA	$265,493	$306,140	$162,124

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,
	2020	2019	2019	2019
Operating income (loss)	$(1,737,624)	$439,636	$67,040	$506,676
Depreciation and amortization	402,929	249,623	52,834	302,457
Impairment charges	1,738,752	—	91,382	91,382
Other operating expense, net	11,344	8,000	154	8,154
Share-based compensation expense	22,862	26,411	498	26,909
Restructuring and reorganization expenses	100,410	51,879	13,241	65,120
Adjusted EBITDA	$538,673	$775,549	$225,149	$1,000,698

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(In thousands)	Successor Company
	Three Months Ended December 31,		Three Months Ended September 30,
	2020	2019	2020
Net income (loss)	$2,943	$62,132	$(32,112)
Income tax expense	25,858	(12,670)	(15,228)
Interest expense, net	86,131	96,095	85,562
Depreciation and amortization	103,435	94,972	99,379
EBITDA	$218,367	$240,529	$137,601
(Gain) loss on investments, net	733	22,663	(62)
Other (income) expense, net	(2,544)	(3,348)	1,177
Equity in (earnings) loss of nonconsolidated affiliates	(274)	254	58
Impairment charges	5,517	—	—
Other operating expense, net	8,097	1,366	1,675
Share-based compensation expense	8,134	6,260	5,885
Restructuring and reorganization expenses	27,463	38,416	15,790
Adjusted EBITDA	$265,493	$306,140	$162,124

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,
	2020	2019	2019	2019
Net income (loss)	$(1,915,222)	$113,299	$11,165,113	$11,278,412
Income from discontinued operations, net of tax	—	—	(1,685,123)	(1,685,123)
Income tax expense	(183,623)	20,091	39,095	59,186
Interest expense (income), net	343,745	266,773	(499)	266,274
Depreciation and amortization	402,929	249,623	52,834	302,457
EBITDA	$(1,352,171)	$649,786	$9,571,420	$10,221,206
Reorganization items, net	—	—	(9,461,826)	(9,461,826)
Loss on investments, net	9,346	20,928	10,237	31,165
Other (income) expense, net	7,751	18,266	(23)	18,243
Equity in loss of nonconsolidated affiliates	379	279	66	345
Impairment charges	1,738,752	—	91,382	91,382
Other operating expense, net	11,344	8,000	154	8,154
Share-based compensation expense	22,862	26,411	498	26,909
Restructuring and reorganization expenses	100,410	51,879	13,241	65,120
Adjusted EBITDA	$538,673	$775,549	$225,149	$1,000,698

Reconciliation of Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow from (used for) Continuing Operations

(In thousands)	Successor Company
	Three Months Ended December 31,		Three Months Ended September 30,
	2020	2019	2020
Cash provided by operating activities from continuing operations	$79,784	$205,363	$33,252
Purchases of property, plant and equipment by continuing operations	(26,682)	(29,688)	(18,977)
Free cash flow from (used for) continuing operations	$53,102	$175,675	$14,275

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,
	2020	2019	2019	2019
Cash provided by (used for) operating activities from continuing operations	$215,945	$468,905	$(7,505)	$461,400
Purchases of property, plant and equipment by continuing operations	(85,205)	(75,993)	(36,197)	(112,190)
Free cash flow from (used for) continuing operations	$130,740	$392,912	$(43,702)	$349,210

Reconciliation of Revenue, excluding Political Advertising Revenue, to Revenue

(In thousands)	Successor Company
	Three Months Ended December 31,		% Change
	2020	2019
Consolidated revenue	$935,530	$1,026,072	(8.8)%
Excluding: Political revenue	(95,097)	(13,654)
Consolidated revenue, excluding effects of political revenue	$840,433	$1,012,418	(17.0)%

Audio revenue	$837,199	$961,206	(12.9)%
Excluding: Political revenue	(54,261)	(9,518)
Audio revenue, excluding effects of political revenue	$782,938	$951,688	(17.7)%

Audio & media services revenue	$100,232	$66,882	49.9%
Excluding: Political revenue	(40,836)	(4,136)
Audio & media services revenue, excluding effects of political revenue	$59,396	$62,746	(5.3)%

(In thousands)	Successor Company	Successor Company	Predecessor Company	Non-GAAP Combined
	Year Ended December 31,	Period from May 2, 2019 through December 31,	Period from January 1, 2019 through May 1,	Year Ended December 31,	% Change
	2020	2019	2019	2019
Consolidated revenue	$2,948,218	$2,610,056	$1,073,471	$3,683,527	(20.0)%
Excluding: Political revenue	(167,479)	(24,001)	(4,777)	(28,778)
Consolidated revenue, excluding effects of political revenue	$2,780,739	$2,586,055	$1,068,694	$3,654,749	(23.9)%

Audio revenue	$2,681,225	$2,447,800	$1,006,677	$3,454,477	(22.4)%
Excluding: Political revenue	(98,650)	(17,787)	(3,980)	(21,767)
Audio revenue, excluding effects of political revenue	$2,582,575	$2,430,013	$1,002,697	$3,432,710	(24.8)%

Audio & media services revenue	$274,749	$167,292	$69,362	$236,654	16.1%
Excluding: Political revenue	(68,829)	(6,214)	(797)	(7,011)
Audio & media services revenue, excluding effects of political revenue	$205,920	$161,078	$68,565	$229,643	(10.3)%

Reconciliation of Digital Revenue, excluding Podcast Revenue, to Digital Revenue

(In thousands)	Successor Company
	Three Months Ended December 31,		% Change
	2020	2019
Digital revenue	$172,168	$112,495	53.0%
Excluding: Podcast revenue	(41,960)	(21,002)
Digital revenue, excluding effects of podcast revenue	$130,208	$91,493	42.3%

Reconciliation of Total Debt to Net Debt

(In thousands)	Successor Company
December 31,
2020
Current portion of long-term debt	$34,775
Long-term debt	5,982,155
Total debt	$6,016,930
Less: Cash and cash equivalents	720,662
Net debt	$5,296,268

Supplemental Segment Information

The below presents financial information4 assuming the segment changes described in the press release, which took effect in Q1 2021, were made as of January 1, 2018.

Successor Company
(In millions)	Multiplatform Audio	Digital Audio	Audio & Media Services	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2020
Revenue	$665.0	$172.2	$100.2	$—	$(1.9)	$935.5
Operating expenses, excluding restructuring and share-based compensation expenses	458.9	111.5	52.3	49.3	(1.9)	670.0
Adjusted EBITDA	$206.2	$60.7	$47.9	$(49.3)	$—	$265.5
Adjusted EBITDA margin	31.0%	35.2%	47.8%			28.4%
Depreciation and amortization						(103.4)
Impairment charges						(5.5)
Other operating expense, net						(8.1)
Share-based compensation expense						(8.1)
Restructuring expenses						(27.5)
Operating income						$112.8
Operating margin						12.1%
4 Figures may not foot due to rounding

Successor Company
(In millions)	Multiplatform Audio	Digital Audio	Audio & Media Services	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2019
Revenue	$848.7	$112.5	$66.9	$—	$(2.0)	$1,026.1
Operating expenses, excluding restructuring and share-based compensation expenses	541.6	77.9	48.2	54.3	(2.0)	719.9
Adjusted EBITDA	$307.1	$34.6	$18.7	$(54.3)	$—	$306.1
Adjusted EBITDA margin	36.2%	30.7%	28.0%			29.8%
Depreciation and amortization						(95.0)
Impairment charges						—
Other operating expense, net						(1.4)
Share-based compensation expense						(6.3)
Restructuring and reorganization expenses						(38.4)
Operating income						$165.1
Operating margin						16.1%

Successor Company
(In millions)	Multiplatform Audio	Digital Audio	Audio & Media Services	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2020
Revenue	$2,206.9	$474.4	$274.7	$—	$(7.8)	$2,948.2
Operating expenses, excluding restructuring and share-based compensation expenses	1,723.7	343.4	180.1	170.2	(7.8)	2,409.5
Adjusted EBITDA	$483.2	$131.0	$94.7	$(170.2)	$—	$538.7
Adjusted EBITDA margin	21.9%	27.6%	34.5%			18.3%
Depreciation and amortization						(402.9)
Impairment charges						(1,738.8)
Other operating expense, net						(11.3)
Share-based compensation expense						(22.9)
Restructuring expenses						(100.4)
Operating loss						$(1,737.6)
Operating margin						(58.9)%

Successor Company
(In millions)	Multiplatform Audio	Digital Audio	Audio & Media Services	Corporate and other reconciling items	Eliminations	Consolidated
Period from May 2, 2019 through December 31, 2019
Revenue	$2,174.4	$273.4	$167.3	$—	$(5.0)	$2,610.1
Operating expenses, excluding restructuring and share-based compensation expenses	1,380.6	194.8	120.7	143.4	(5.0)	1,834.5
Adjusted EBITDA	$793.8	$78.6	$46.6	$(143.4)	$—	$775.5
Adjusted EBITDA margin	36.5%	28.7%	27.9%			29.7%
Depreciation and amortization						(249.6)
Impairment charges						—
Other operating expense, net						(8.0)
Share-based compensation expense						(26.4)
Restructuring and reorganization expenses						(51.9)
Operating income						$439.6
Operating margin						16.8%

Predecessor Company
(In millions)	Multiplatform Audio	Digital Audio	Audio & Media Services	Corporate and other reconciling items	Eliminations	Consolidated
Period from January 1, 2019 through May 1, 2019
Revenue	$903.9	$102.8	$69.4	$—	$(2.6)	$1,073.5
Operating expenses, excluding restructuring and share-based compensation expenses	635.1	88.8	55.3	71.8	(2.6)	848.3
Adjusted EBITDA	$268.8	$14.0	$14.1	$(71.8)	$—	$225.1
Adjusted EBITDA margin	29.7%	13.6%	20.3%			21.0%
Depreciation and amortization						(52.8)
Impairment charges						(91.4)
Other operating expense, net						(0.2)
Share-based compensation expense						(0.5)
Restructuring and reorganization expenses						(13.2)
Operating income						$67.0
Operating margin						6.2%

Non-GAAP Combined
(In millions)	Multiplatform Audio	Digital Audio	Audio & Media Services	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2019
Revenue	$3,078.3	$376.2	$236.7	$—	$(7.6)	$3,683.5
Operating expenses, excluding restructuring and share-based compensation expenses	2,015.7	283.6	176.0	215.2	(7.6)	2,682.8
Adjusted EBITDA	$1,062.6	$92.6	$60.7	$(215.2)	$—	$1,000.7
Adjusted EBITDA margin	34.5%	24.6%	25.6%			27.2%
Depreciation and amortization						(302.5)
Impairment charges						(91.4)
Other operating expense, net						(8.2)
Share-based compensation expense						(26.9)
Restructuring and reorganization expenses						(65.1)
Operating income						$506.7
Operating margin						13.8%

Predecessor Company
(In millions)	Multiplatform Audio	Digital Audio	Audio & Media Services	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2018
Revenue	$3,069.2	$284.6	$264.1	$—	$(6.5)	$3,611.3
Operating expenses, excluding restructuring and share-based compensation expenses	2,021.6	210.9	175.8	232.9	(6.5)	2,634.7
Adjusted EBITDA	$1,047.6	$73.7	$88.3	$(232.9)	$—	$976.7
Adjusted EBITDA margin	34.1%	25.9%	33.4%			27.0%
Depreciation and amortization						(212.0)
Impairment charges						(33.2)
Other operating expense, net						(9.3)
Share-based compensation expense						(2.1)
Restructuring and reorganization expenses						(30.1)
Operating income						$690.1
Operating margin						19.1%